Exhibit 5.1

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281

August 11, 2023

Howard Hughes Holdings Inc.
9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77380

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Howard Hughes Holdings Inc., a Delaware corporation (the “Company”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Company Securities”):

A. senior debt securities (the “Company Senior Debt Securities”) and subordinated debt securities (the “Company Subordinated Debt Securities” and, together with the Company Senior Debt Securities, the “Company Debt Securities”);

B. shares of preferred stock, including shares issued (a) upon conversion of the Company Debt Securities or (b) pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below), of the Company, par value $1.00 per share (the “Company Preferred Stock”);

C. shares of common stock, including shares issued (a) upon conversion of the Company Debt Securities or Company Preferred Stock or (b) pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below), of the Company, par value $0.001 per share (the “Company Common Stock”);

D. depositary shares representing a fractional share or multiple shares of Company Preferred Stock evidenced by depositary receipts, including shares issued pursuant to Company Purchase Contracts (as defined below) or Company Units (as defined below) (the “Company Depositary Shares”);

E. warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares or any combination of them (the “Company Warrants”);

F. purchase contracts representing the Company’s obligation to sell or purchase Company Common Stock, Company Preferred Stock or Company Depositary Shares (the “Company Purchase Contracts”); and

G. purchase units consisting of one or more Company Purchase Contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase Company Common Stock, Company Preferred Stock or Company Depositary Shares (the “Company Purchase Units”).

The Company Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Company Senior Debt Securities are to be issued under an indenture to be entered into by and between the Company and the bank or trust company identified in such indenture as the trustee with respect to the Company Senior Debt Securities (the “Company Senior Debt Indenture”). The Company Subordinated Debt Securities are to be issued under an indenture to be entered into by and between the Company and the bank or trust company identified in such indenture as the trustee with respect to the Company Subordinated Debt Securities (the “Company Subordinated Debt Indenture” and, together with the Company Senior Debt Indenture, the “Company Indentures”).

The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Company Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Company Units are to be issued under purchase unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Purchase Unit Agreement”).

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the following documents:

1. the Registration Statement; and

2. the forms of Company Senior Indenture, Company Subordinated Indenture and Company Debt Securities attached as Exhibits 4.5, 4.6, 4.7 and 4.8 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the articles of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Company Securities certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

We have also assumed, without independent investigation, that (i) the Company Indentures will be duly authorized, executed and delivered by the parties to them in substantially the forms filed as exhibits to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Company Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Company Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Company Depositary Shares, the Company Warrants, the Company Purchase Contracts, the Company Purchase Units and any related Operative Agreements will be governed by the laws of the State of Delaware, and (v) the execution, delivery and performance of the Operative Agreements and the Company Securities and issuance of the Company Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Company Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Company Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the jurisdiction of incorporation or organization of the Company, as the case may be, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Company Securities will be duly authorized, executed, issued and delivered by the Company, as applicable, and, in the case of Company Debt Securities, Company Depositary Shares, Company Warrants, Company Purchase Contracts and Company Purchase Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Company Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Company Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, including, if applicable, upon exercise, exchange or conversion of any Company Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2. Upon due authorization by the Company of the issuance and sale of shares of a series of Company Preferred Stock, and upon the issuance and delivery of such Company Purchase Contracts against payment therefor, including if applicable, upon exercise, exchange or conversion of any Company Security in accordance with its terms, such shares of Company Preferred Stock will be validly issued, fully paid and non-assessable.

3. Upon due authorization by the Company of the issuance and sale of shares of Company Common Stock, and upon the issuance and delivery of such Company Purchase Contracts against payment therefor, including if applicable, upon exercise, exchange or conversion of any Company Security in accordance with its terms, such shares of Company Common Stock will be validly issued, fully paid and non-assessable.

4. When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5. When the specific terms of a particular issuance and sale of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6. When any Company Purchase Contracts have been duly authorized, executed and delivered by Company, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7. When any Company Units have been duly authorized, issued and delivered by the Company, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8. The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

CADWALADER, WICKERSHAM & TAFT LLP